Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

by and among

WESTERN DIGITAL CORPORATION

and

AP WD HOLDINGS, L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

Dated as of January 31, 2023

i

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 31, 2023 by and among WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Company”), AP WD HOLDINGS, L.P., a Delaware limited partnership, ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership and ELLIOTT INTERNATIONAL, L.P., a Cayman Islands limited partnership (collectively, together with their respective successors and any Person that becomes a party hereto pursuant to Section 4.1, the “Investors” and each, an “Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and each of the Investors are parties to an Investment Agreement, dated as of January 31, 2023 between the Company and such Investor (each, as amended from time to time, an “Investment Agreement”), pursuant to which the Company is selling to the Investors, and the Investors are purchasing from the Company, an aggregate of 900,000 shares of Series A Convertible Perpetual Preferred Stock of the Company, par value $0.01 per share, (the “Preferred Stock”), which are convertible into shares of Common Stock. When referred to in the singular, “Investment Agreement” means the Investment Agreements with each Investor taken as a whole. When referred to an “applicable” or “each” Investment Agreement, it means the Investment Agreement specific to the applicable Investor.

WHEREAS, as a condition to the obligations of the Company and each of the Investors under the applicable Investment Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to prepare and file, which shall be no later than 15 business days prior to the effectiveness date, a registration statement covering the sale or distribution from time to time by the Investors, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (which may be in the form of a prospectus supplement to an existing Form S-3) (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form, including a resale registration statement on Form S-1, and shall provide for the registration of such Registrable Securities for resale by the Investors in accordance with any reasonable method of distribution elected by the Investors) (the “Resale Shelf Registration Statement”) and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof which effectiveness date shall be no later than the first Business Day following the First Conversion Date (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company). The Shelf Registration Statement may, at the Company’s sole discretion, also cover any other securities of the Company so long as inclusion of such other securities of the Company does not limit the number of Registrable Securities registered for offer and sale pursuant to such Shelf Registration Statement. If the Company files any other registration statement under the Securities Act with an expected effectiveness date prior to the First Conversion Date, the effectiveness date referred to in this section shall instead be the expected effectiveness date of such other registration statement. If the Company is reasonably able to conclude that filing and effectiveness of a registration statement prior to the First Conversion Date would not contravene applicable Law (including because the Company is effecting share repurchases or it has opened the trading window for directors and officers), and after giving consideration to the availability of required financial statements and whether the Company is in possession of material non-public information, then it shall use reasonable best efforts to file and have such registration statement become effective before the First Conversion Date.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form, including Form S-1, and shall provide for the registration of such Registrable Securities for resale by the Investors in accordance with any reasonable method of distribution elected by the Investors. The Subsequent Shelf Registration Statement may, at the Company’s sole discretion, also cover any other securities of the Company so long as inclusion of such other securities of the Company does not limit the number of Registrable Securities registered for offer and sale pursuant to such Shelf Registration Statement.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Investor Notice. If a Person entitled to the benefits of this Agreement becomes an Investor after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming an Investor and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement with respect to its Registrable Securities (a “Subsequent Investor Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Investor is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c) notify such Investor as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering. Subject to any applicable securities laws, any Investor or Investors may, after the Resale Shelf Registration Statement becomes effective or a Demand Registration is requested, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement or the Demand Registration, as the case may be, is intended to be conducted through an underwritten offering, an offering known as a “block trade” or a “registered direct” offering (the “Underwritten Offering”); provided, that the Investors may not, without the Company’s prior written consent, (i) request an Underwritten Offering the anticipated gross proceeds of which shall be less than $75,000,000 (unless the Investors are proposing to sell all of their remaining Registrable Securities), or (ii) request more than three (3) Underwritten Offerings within any twelve (12) month period; provided, further that to the extent any Underwritten Offering involves meetings with prospective investors and presentations made by management, customarily known as a “road show”, such requests for an Underwritten Offering involving a “road show” shall be limited to two (2) within any twelve (12) month period.

(a) In the event of an Underwritten Offering, the Investors holding a majority of the Registrable Securities on an as converted basis participating in an Underwritten Offering shall, upon consultation with the Company, select the managing underwriter(s) to administer the Underwritten Offering. The Company, the Investors or any other stockholders (subject to the Investors consent as set forth below) participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(b) The Company will not include in any Underwritten Offering pursuant to this Section 1.6, Section 1.7 or Section 1.9, any securities that are not Registrable Securities without the prior written consent of the Investors participating in such Underwritten Offering. If the managing underwriter or underwriters advise the Company and the Investors in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Investors that have requested to participate in such Underwritten Offering, allocated pro rata among such Investors on the basis of the percentage of the Registrable Securities then-owned by such Investors, and (ii) second, any other securities of the Company that have been requested to be so included.

Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if any Investor delivers a notice to the Company (a “Take-Down Notice”) stating that any such Investor intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) which may or may not be an Underwritten Offering (conducted in accordance with the terms and conditions of Section 1.6), and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement or supplement the Shelf Registration Statement (including by means of one or more prospectus supplements) as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. The number of Shelf Offerings that do not constitute an Underwritten Offering shall be unlimited, subject to applicable securities laws.

Section 1.8 Piggyback Registration.

(a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to the Investors. The Piggyback Notice shall offer such Investors the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Investor may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than two (2) Business Days prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Investors of the Registrable Securities included in such registration statement.

(b) If any of the securities to be offered or sold pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of the proposed underwritten offering to permit Investors who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Investor’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, to the extent the Piggyback Registration Statement relates to the offer and sale of securities for the Company’s account, the securities proposed to be sold by the Company for its own account or to the extent the Piggyback Registration Statement relates to the offer and sale of securities of the Company for the account of a stockholder other than an Investor, the securities to be sold by such stockholder; (ii) second, the Registrable Securities of the Investors that have requested to participate in such underwritten offering, allocated pro rata among such Investors on the basis of the percentage of the Registrable Securities then-owned by such Investors; (iii) third any other securities of the Company that have been requested to be included in such offering; provided that Investors may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

Section 1.9 Demand Registration. At any time following the first Business Day following the First Conversion Date, any Investor or Investors may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration”), to the extent the Company is not then eligible to file a Resale Shelf Registration Statement. The Company shall effect the registration of all such or such part of Registrable Securities as soon as practicable; provided that (i) the Company shall not be required to effect any registration under this Section 1.9 within a period of ninety (90) days following the effective date of a previous registration for which the Investors had an opportunity to participate, and (ii) this provision shall not apply if a Resale Shelf Registration Statement, as applicable, has been filed pursuant to Section 1.1 and is effective and available for use. The Company shall not be required to effect (x) more than two (2) registrations in any twelve (12) month period under this Section 1.9 requested by any Investor or Investors; or (y) any offering the anticipated gross proceeds of which shall be less than $75,000,000. The Investor or Investors, as applicable, may elect to withdraw from any offering pursuant to this Section 1.9 by giving written notice to the Company and the underwriter(s) of its request to withdraw prior to the effectiveness of the registration statement filed with the SEC with respect to such Demand Registration. If the Investor or Investors, as applicable, withdraw from a proposed offering relating to a Demand Registration then either the Investor or Investors, as applicable, shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 1.9) or such withdrawn registration shall count as a Demand Registration provided for in this Section 1.9. Notwithstanding any other provision of this Section 1.9, if the managing underwriter advises the Investor or Investors, as applicable, in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced appropriately; provided that in any event all Registrable Securities held by the Investors and which are requested to be included must be included in such registration prior to any other shares of the Company, including shares held by persons other than the Investors. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 1.9 unless permitted to do so by the written consent of the Investor or Investors, as applicable.

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a) prepare and promptly file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investors’ intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Investors’ legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d) if requested by the managing underwriter or underwriters, if any, or the Investors, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Investors may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investors and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investors or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as is reasonably practicable notify the Investors at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of the Investors, prepare promptly and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection, (ii) take any action that would subject it to general service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(j) in connection with an Underwritten Offering, furnish, at the Company’s expense, (a) on the date that such Registrable Securities are delivered either (x) to the underwriters for sale, if such securities are being sold through underwriters or (y) to the purchasers thereof, if so requested by one or more purchasers or any placement agent in connection with such Underwritten Offering (the “Delivery Date”), (i) an opinion, dated the Delivery Date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, or to the purchasers, as the case may be, and to the placement agent, if any, and (ii) a “negative assurances letter”, dated the Delivery Date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, or to the purchasers, as the case may be, and to the placement agent, if any, and (b) on the trade date, a “cold comfort” letter, dated as of the trade date, from the independent certified public accountants of the Company and a customary bring down of such letter as of the Delivery Date, in form and substance as is customarily given by independent certified public accountants to underwriters or placement agents in an Underwritten Offering, addressed to the underwriters, if any, or placement agents, as the case may be, and cause such authorized officers of the Company to execute customary certificates as may be reasonably requested by any underwriter or placement agent of such Registrable Securities;

(k) use reasonable best efforts to list the Registrable Securities (other than the Preferred Stock) covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review, make available for inspection by the Investors, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investors or underwriter (collectively, the “Offering Persons”), upon reasonable prior written notice and at the offices where normally kept, during regular business hours, all financial and other records and pertinent corporate documents (unless covered by attorney-client privilege) of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate upon reasonable prior written notice and during regular business hours, in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons or their representatives from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the

Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company; provided, further, that each Investor agrees that it and its Affiliates will not use, and will restrict the other Offering Persons from using, any information obtained pursuant to this clause (m) for any purpose other the distribution of Registrable Securities;

(n) cooperate with the Investors and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o) as promptly as is reasonably practicable notify the Investors (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.1(f) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

Section 2.2 Suspension. The Company shall be entitled, (a) following the announcement of a Spin-Off or other spin-off or split-off of all or substantially all of the Flash Business, for a period not to exceed six (6) months and (b) on one (1) occasion in any six (6) month period, for a period of time not to exceed sixty (60) days in the aggregate in any such six (6) month period, in the case of either clause (a) or (b), to (x) defer any registration of such Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering such Registrable Securities, (y) suspend the use of any prospectus and registration statement covering such Registrable Securities, and (z) require the Investors to suspend any offerings or sales of such Registrable Securities pursuant to a registration statement, if the Company delivers to the Investors a certificate signed by an executive officer certifying that the board of directors has determined that such registration and offering would (i) require the Company to make an Adverse Disclosure, (ii) upon the happening of any event described in Section 2.1(f), Section 2.1(o)(ii) or Section 2.1(o)(iii) or (iii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall not contain a statement of the reasons for such suspension, but shall contain the anticipated length of such suspension. The Company expressly agrees that the Investors shall not receive any material non-

public information. If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice, or requires the Investors to suspend any Underwritten Offering, the Investors shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Investor participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Investor and the fees and expenses of any counsel to the Investors (other than such fees and expenses of any counsel to the Investors or otherwise, in each case expressly included in Registration Expenses).

Section 2.4 Information by Investors. The Investor or Investors included in any registration shall furnish to the Company such information regarding such Investor or Investors and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Investor or Investors and their Affiliates as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Investor or Investors and, without limitation of the foregoing, will be conditioned on compliance by such Investor or Investors with the following:

(a) such Investor or Investors will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Investor or Investors will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Investor or Investors and to maintain the currency and effectiveness thereof;

(b) during such time as such Investor or Investors and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Investor or Investors will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Investor or Investors or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Investor or Investors shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Investor or Investors and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Investor or Investors and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Investor or Investors, such Investors shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Investor or Investors until the offering, sale and distribution of the Registrable Securities owned by such Investor or Investors may recommence in accordance with the terms hereof and applicable law.

Section 2.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Investors, the Company agrees that, for so long as an Investor owns Registrable Securities, the Company will use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b) so long as an Investor owns any Restricted Securities, furnish to the Investor upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6 Holdback Agreement. If during the Effectiveness Period or from the time a Demand Registration is requested until such time as there are no longer any Registrable Securities, as applicable, the Company both (a) files a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investors that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering, in each case, for its own account, and (b) provides the Investors the opportunity to participate in such offering in accordance with Section 1.8, the Investors shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters (in each case on substantially the same terms and conditions as all other stockholders who execute such customary “lock-up” agreements with respect to the Common Stock or securities convertible into, or exchangeable or exercisable for, such securities), covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until no more than 60 days from the date of such prospectus, or such shorter period as shall be required by any director, executive officer or other stockholder who is required to execute a “lock-up” agreement; provided that such obligation shall only apply where (i) all “Section 16” executive officers, directors and other stockholders of the Company party hereto or to other agreements with the Company containing corresponding requirements are similarly bound and (ii) the terms of the Investors’ lock-up are no more restrictive than the terms of the lock-ups applicable to any other stockholder who has registration rights with respect to the Common Stock or securities convertible into, or exchangeable or exercisable for, such securities that has executed such a lockup (and, if the Company agrees to waive any such lockup for any such other stockholder, the Company shall also waive the Investors’ lockup to the same extent).

Section 2.7 Future Registration Rights. The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to, or pari passu with (with respect to priority on underwriting cutbacks) or otherwise conflict with the rights granted to the Investors hereunder to any stockholder or any other Person without the prior written consent of the Investors holding a majority of Registrable Securities on an as-converted basis.

ARTICLE III

Indemnification

Section 3.1 Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Investor, each Investor’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Investor within the meaning of Section 15 of the Securities Act and such Investor’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the

Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to an Investor in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Investor furnished to the Company by such Investor expressly for use in connection with such registration by any such Investor.

Section 3.2 Indemnification by Investors. To the fullest extent permitted by applicable law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Investors, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Investor Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Investor Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Investor furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Investor exceed an amount equal to the net proceeds received by such Investor in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Investor (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such

Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Investor will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Survival. The indemnification provided for under this Article III shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

ARTICLE IV

Transfer, Assumption and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register the resale of securities granted to an Investor under this Agreement may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Preferred Stock or Common Stock issued upon conversion of Preferred Stock to such Person in a Transfer permitted by the Investment Agreement (including the minimum transfer size requirement set forth in Section 7.03(a)(A)(ii) of the applicable Investment Agreement); provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as an “Investor” pursuant to a written instrument in the form of Exhibit B hereto.

Section 4.2 Assumption of Registration Rights. In the event that the Investors exchange an amount of Preferred Stock equal to the Specified Assumed Amount for shares of SpinCo Preferred Stock in a Standalone Spin-Off in accordance with Section 5.10(b) of the Investment Agreement, then as a condition to the consummation of such Standalone Spin-Off, SpinCo shall enter into a registration rights agreement in form and substance substantially similar to this Registration Rights Agreement; provided that the definition of “Registrable Securities” with respect to SpinCo shall apply to the common stock of SpinCo to be issued in connection with conversion of such SpinCo Preferred Stock or as otherwise may be acquired by the Investors from time to time in the same manner as provided in the definition of Registrable Securities herein. Capitalized terms used and not otherwise defined in this Section 4.2 shall have the meanings given to them in the applicable Investment Agreement.

Section 4.3 Termination of Registration Rights. The rights of any particular Investor to cause the Company to register securities under Article I shall terminate with respect to such Investor upon the date upon which such Investor no longer holds any Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all shares of Preferred Stock and shares of Common Stock issuable (or actually issued) upon conversion of the Preferred Stock cease to be Registrable Securities.

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investors holding a majority of Registrable Securities on an as-converted basis; provided that for so long as an Investor and its Affiliates own Registrable Securities representing at least such Investor’s and its Affiliates’ 25% Beneficial Holding Requirement (as defined in the applicable Investment Agreement), such Investor’s rights under this Agreement may not be amended or waived without such Investor’s prior written consent.

Section 5.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of any other party or (b) waive compliance by any other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.7 Liquidated Damages. If the Company breaches any of its obligations under Article 1 (the “Company Breach”), then the Company shall pay to the Investors an amount in cash (in aggregate, the “Liquidated Damages”) for so long as any such breach is continuing as set forth below:

(a) in respect of any Registrable Securities that are Preferred Stock, at a rate per annum of 0.25% of the Stated Value (as defined in the Certificate of Designations) of such Preferred Stock for the first 90 days after the occurrence of the Company Breach and 0.50% of the Stated Value (as defined in the Certificate of Designations) of such Preferred Stock after the first 90 days; and

(b) in respect of any Registrable Securities that are shares of Common Stock into which the Preferred Stock has been converted, at a rate per annum of 0.25% of the then applicable Conversion Price (as defined in the Certificate of Designations) for the first 90 days after the occurrence of the Company Breach and 0.50% of the then applicable Conversion Price (as defined in the Certificate of Designations) after the first 90 days.

The Company’s payment of the Liquidated Damages is the Company’s sole liability and entire obligation and the Investors’ exclusive remedy for any Company Breach (other than a Company Breach of Section 1.8).

Section 5.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California

Attention: Chief Legal Officer

Email: Michael.Ray@wdc.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attention: Thomas J. Ivey

Email: thomas.ivey@skadden.com

(b)	If to the Investors at:

AP WD Holdings, L.P.

c/o Apollo Management X, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Reed Rayman, Partner

       John Suydam, Chief Legal Officer

Email: rrayman@apollo.com

  jsuydam@apollo.com

with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Taurie M. Zeitzer; Justin S. Rosenberg; Tracey A. Zaccone

Email: tzeitzer@paulweiss.com; jrosenberg@paulweiss.com; tzaccone@paulweiss.com

and

c/o Elliott Investment Management, L.P.

360 S. Rosemary Ave., 18th Floor

West Palm Beach, FL 33401

Attention: Jason Genrich

Email: jgenrich@elliottmgmt.com

with a copy to (which will not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Richard J. Birns and Stewart L. McDowell

Email: rbirns@gibsondunn.com and smcdowell@gibsondunn.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11 Expenses. Except as provided in Section 2.3 and in the definition of Registration Expenses, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12 Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreements shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

WESTERN DIGITAL CORPORATION

By:	/s/ Wissam Jabre
	Name:	Wissam Jabre
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTORS:

AP WD HOLDINGS, L.P. By: AP WD Holdings GP, LLC, its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ELLIOTT ASSOCIATES, L.P. By: Elliott Investment Management L.P., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P. By: Hambledon, Inc., Its General Partner By: Elliott Investment Management L.P., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the applicable Investment Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Certificate of Designations” means the Form of Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock of Western Digital Corporation attached to each Investment Agreement as Exhibit A, as it may be amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Conversion Date” means the earlier of (i) the closing of the Spin-Off and (ii) the date that is 12 months following the date of this Agreement (i.e., January 31, 2024); provided, that if the Company enters into a definitive agreement to spin-off or split-off (including the Spin-Off) and sell, merge or otherwise transfer all or substantially all of the Company’s Flash Business to a third party within such 12-month period, then such 12-month period for purposes of determining the First Conversion Date shall be extended until the earlier of (x) the consummation of such sale, merger or transfer and (y) the termination of such definitive agreement.

“Flash Business” shall have the meaning given to such term in the Investment Agreement.

“Original Issue Date” shall have the meaning given to such term in the Certificate of Designations.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, transfer taxes, all expenses related to any customary “road show” for any underwritten public offering (including the reasonable and documented out-of-pocket expenses of the Investors), including all travel, meals and lodging, and fees and expenses of one outside legal counsel and any local counsel, as may be required, to the Investors retained in connection with each registration contemplated hereby, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Investors.

“Registrable Securities” means, as of any date of determination, any shares of Preferred Stock owned by any Investor and any shares of Common Stock acquired by any Investor pursuant to the conversion of any Preferred Stock or otherwise, and any other securities issued or issuable with respect to any such shares of Preferred Stock or Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding or are repurchased by the Company or any Subsidiary of the Company, (iii) such securities have been transferred in a transaction in which the Investor’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.07(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Spin-Off” shall have the meaning given to such term in the Investment Agreement.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transaction Documents” shall have the meaning given to such term in the applicable Investment Agreement.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Delivery Date	Section 2.1(j)
Demand Registration	Section 1.9
Effectiveness Period	Section 1.2
Investor Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(o)
Investment Agreement	Recitals
Investors	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Preferred Stock	Recitals
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Investor Notice	Section 1.5

Term	Section
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6
Underwritten Offering Notice	Section 1.6

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of January 31, 2023 (the “Registration Rights Agreement”), by and among Western Digital Corporation (the “Company”) and AP WD Holdings, L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership and Elliott International, L.P., a Cayman Islands limited partnership (collectively, together with their respective successors and any Person that becomes a party hereto pursuant to Section 4.1 of the Registration Rights Agreement, the “Investors” and each, an “Investor”). Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as an Investor as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [•], 20[ ].

[INVESTOR]

By:
Name:
Title:

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